Exhibit 107

Calculation of Filing Fee Tables

Form S-1
(Form Type)

Castellum, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Maximum Aggregate Offering Price (1) (2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
	Equity	Common Stock, Par value $0.0001, Per share (3)	457	(o)	$14,720,000	$92.70 per $1,000,000	$1,365
	Equity	Underwriter Warrants (4)	457	(g)	-	$92.70 per $1,000,000	-
	Equity	Common Stock issuable upon exercise of Underwriter Warrants (5)	457	(g)	$441,600	$92.70 per $1,000,000	$41
	Equity	Common Stock to be sold by the Security Holders (6)	457	(c)	$8,875,000	$92.70 per $1,000,000	$823

Carry Forward Securities
Carry Forward Securities
Total Offering Amounts	$24,036,600	$2,228.19
Total Fees Previously Paid
Total Fee Offsets
Net Fee Due		$2,228.19

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act").
(2)	Includes Common Stock to cover the exercise of the over-allotment option granted to the underwriter.

(3)	Pursuant to Rule 416 of the Securities Act, the shares of common stock registered hereby also includes an indeterminable number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(4)	In accordance with Rule 457(g) under the Securities Act, because the Common Stock underlying the Representative Warrants are registered no registration fee is required with respect to the Warrants registered hereby.

(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The warrants, or the Underwriter Warrants, are exercisable at a per share exercise price equal to 115% of the public offering price. As estimated solely for the purpose of recalculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the Underwriter Warrants is equal to 115% of $384,000 (which is equal to 3% of $12,800,000 (which amount excludes shares of common stock sold to cover over-allotments, if any)).

(6)	In accordance with Rule 457(c) under the Securities Act, the aggregate offering price for the shares to be sold by the Security Holders is calculated based on a price of $4.80 (the $0.24 average of the high and low prices reported on the OTC Pink marketplace for August 31, 2022 adjusted for the proposed 1-20 Reverse Stock Split).

2,218,750 shares of common stock * $4.80 = $8,875,000